Exhibit 99.1

INTEGRITY LIFE BOARD	May 19, 1986

RESOLUTIONS RE ESTABLISHMENT OF SEPARATE ACCOUNT

WHEREAS, pursuant to resolution No. 19-85, the Chief Executive Officer has approved the issuance of variable annuity contracts, in both group and individual form;

WHEREAS, It is desired that Integrity Life Insurance Company (the “Company”) have a funding vehicle for its variable annuity contract or contracts; and

WHEREAS, Section 20-651 of the Arizona Insurance Law permits the establishment of one or more separate accounts to receive amounts paid under variable annuity contracts;

NOW, THEREFORE, BE IT

RESOLVED,          That, pursuant to Section 20-651 of the Insurance Law of the State of Arizona, a separate account designated “Separate Account INA” (“Separate Account”) is hereby established and empowered to:

(a)  Registration under the Securities Act of 1933 and the Investment Company Act of 1940

effect such registration with the Securities and Exchange Commission (the “SEC:) under the Securities Act of 1933 (the “1933 Act”) and the Investment Company Act of 1940 (the “1940 Act”) as may be necessary or appropriate to permit any contracts or other funding arrangements from time to time issued by the Company to provide for allocations of amounts to Separate Account, including the registration of units of interest in Separate Account under the 1933 Act and the registration of Separate Account as a unit investment trust under the 1940 Act;

(b)  Filing Dual Registration Statement Under the Securities Act of 1933 and the Investment Company Act of 1940

to the extent required by the 1933 Act and the 1940 Act, prepare, execute and file with the SEC a Notification of Registration on Form N-8A and a Registration Statement or Statements on Form N-4 or on such other form or forms as may be appropriate, including prospectuses, financial statements, supplements, exhibits and other documents relating thereto, and any amendments to the foregoing;

(c)  Application for Exemptions and No-Action Requests

prepare, execute and file from time to time with the SEC applications, and any amendments thereto, for exemptions from or orders under, and requests for no-action or interpretive letters with respect to, and any other relief from the 1933 Act, the 1940 Act, the Securities Exchange Act of 1934 (the “1934 Act”), the Trust Indenture Act of 1939 or the Investment Advisers Act of 1940, or any rules or regulations thereunder;

(d)  Periodic Reporting under the 1940 Act and 1934 Act

prepare, execute and file with the SEC such reports and documents as may be required of Separate Account by the 1940 Act or by the 1934 Act;

(e)  State Securities and Insurance Law Proceedings

prepare, execute and file all such registrations, filings, notifications and qualifications under blue sky or other applicable securities laws and regulations and under insurance securities laws and insurance laws and regulations or such states and other jurisdictions as may be necessary or appropriate, and in connection therewith, prepare, execute, acknowledge and file all such applications, applications for exemptions, certificates, affidavits, covenants, consents to service or process and other instruments and to take all such action as the Officers of the Company may deem necessary or appropriate;

(f)  Agent for Service of Process

appoint the president of the Company as agent for service under any such registration statement, duly authorized to receive communications and notices from the SEC with respect thereto, and to exercise powers given such agent by the 1933 Act and any rules thereunder, and any other necessary acts;

(g)  Custodial Arrangements

provide for custodial or depository arrangements for assets allocated to Separate Account as the Officers of the Company may deem necessary and appropriate;

(h)  Fiscal Year

end the fiscal year for Separate Account on the thirty-first day of December in each year;

(i)  Independent Public Accountants

select an independent public accountant to audit the books and records of Separate Account;

(j)  Rules and Regulations

delegate the authority to the Chief Executive Officer or the President of the Company to adopt Rules and Regulations for Certain Operations of Separate Account, in such form as the officer executing the same may deem necessary or appropriate;

(k)  Changes in Separate Account Operations

operate Separate Account or any of its divisions or subdivisions in any form permitted by applicable law;

(l)  Investment Management Services

provide for investment management services as the Officers of the Company may deem necessary and appropriate;

(m)  Sales of Contracts

provide for the sale of contracts or of the funding arrangements issued by the Company as the Officers of the Company may deem necessary and appropriate, to the extent such contracts or arrangements provide for allocation of amounts to Separate Account

(n)  Investment of Assets in Registered Investment Companies

invest and reinvest the assets of Separate Account in securities issued by one or more investment companies registered under the 1940 Act as the Company’s Board of Directors may designate;

(o)  Divisions of the Separate Account

divided Separate Account into divisions and subdivisions with each division or subdivision investing in shares of designated classes or designated investment companies or other appropriate securities;

(p)  Unit Value

provide for units to represent interests in Separate Account and to value such units in a manner deemed necessary and appropriate by the Officers of the Company; and

(q)  General Authority

perform such additional functions and take such additional action as may be necessary or desirable to carry out the foregoing and the intent and purpose thereof.

SECRETARY’S CERTIFICATE

The undersigned, John R. McGeeney, Secretary of INTEGRITY LIFE INSURANCE COMPANY, an Arizona corporation, hereby certifies that the attached Resolutions of the Board of Directors of Integrity Life Insurance Company are true and correct copies of Resolutions adopted by the Board at its meeting on May 19, 1986, and that said Resolutions have not been amended or superseded.

IN WITNESS WHEREOF, I have hereunto subscribed my name this 1st day of August, 1994.

/s/ John R. McGeeney, Secretary

UNANIMOUS WRITTEN CONSENT

OF THE BOARD OF DIRECTORS OF

INTEGRITY LIFE INSURANCE COMPANY

December 16, 1994

The undersigned, being all the members of the Board of Directors (the “Board”) of INTEGRITY LIFE INSURANCE COMPANY, an Arizona corporation (“Integrity”), in accordance with Section 10-044 of the General Corporation Law of the State of Arizona, hereby consent to the adoption of the following resolutions as if such resolutions had been adopted at a duly convened meeting of the Board:

VARIABLE ANNUITY SEPARATE ACCOUNT NAME CHANGES

WHEREAS, the officers of Integrity Life Insurance Company (“Integrity”) have determined that Integrity’s existing variable annuity separate accounts should be renamed to reflect the chronological order in which such separate accounts were established, and that the variable life separate account and fixed guarantee period option separate account should be renamed to more accurately reflect the nature of such accounts.

NOW, THEREFORE, BE IT:

RESOLVED, that Integrity’s Separate Account INA, established May 19, 1986, shall be named Separate Account I, but may also be known as Separate Account INA.

RESOLVED FURTHER, that Integrity’s Separate Account SF, established May 21, 1992, shall be named Separate Account II, but may also be known as Separate Account SF.

RESOLVED FURTHER, that Integrity’s Separate Account IN, established July 24, 1985, shall be named Separate Account VUL, but may also be known as Separate Account IN.

RESOLVED FURTHER, that Integrity’s Separate Account IMV, established May 21, 1992, shall be named Separate Account GPO, but may also be known as Separate Account IMV.

IN WITNESS WHEREOF, this Consent may be signed in one or more counterparts and shall be effective as of the day and year first above written.

/s/ Martin H. Ruby	/s/ John Franco

/s/ Frank V. Sica	/s/ James S. Cole

/s/ Emad A. Zikry	/s/ David R. Ramsay

UNANIMOUS WRITTEN CONSENT IN LIEU OF A SPECIAL MEETING

OF THE BOARD OF DIRECTORS OF INTEGRITY LIFE INSURANCE COMPANY

March 9, 1999

The undersigned, being all of the members in office of the Board of Directors of Integrity Life Insurance Company, an Ohio stock life insurance corporation (the “Corporation”), in accordance with Section 1701.54 of the General Corporation Law of the State of Ohio, hereby take the following actions and consent to the adoption of the following resolutions by unanimous written consent as if such actions had been taken and resolutions had been adopted at a duly consented meeting of the Board of Directors of the Corporation:

Reestablishment of Separate Accounts

WHEREAS, Section 3907.15 of the Ohio Insurance Law permits the establishment by a domestic life insurance company of one or more separate accounts, and permits the allocation to such separate accounts of any amounts which are to be applied to provide benefits or other contractual payments payable in fixed or variable dollar amounts, or both, in connection with policies, annuities or other contracts whether on an individual or group basis.

NOW, THEREFORE, BE IT RESOLVED, that pursuant to Section 3907.15 of the Ohio Insurance Law, the Separate Accounts named below which support various variable annuity contracts (the “Contracts”), are hereby reestablished under Ohio law, effective December 31, 1994:

Separate Account I established May 19, 1986

Separate Account II established May 21, 1992

Separate Account III established August 19, 1994

FURTHER RESOLVED, that the portion of the assets held in such separate accounts equal to the reserves and other contractual liabilities under the Contracts shall not be chargeable with liabilities arising out of any other business of the Corporation; and

FURTHER RESOLVED, that the provisions of those Board Resolutions authorizing and establishing Separate Accounts I, II, and III, which are not contrary hereto, shall remain in full force and effect.

IN WITNESS WHEREOF, the undersigned have executed this Consent of the Board of Directors as of the 9th day of March, 1999.  This Consent may be executed in two or more counterparts, each of which shall be deemed an original for all purposes, and all of which together shall constitute one and the same Consent.

/s/ Mark A. Adkins

/s/ William H. Guth

/s/ John R. Lindholm

/s/ Susan M. McEntire

/s/ John R. McGeeney

/s/ Martin H. Ruby